EXHIBIT 10.7

ALESCO FINANCIAL INC.

2006 LONG-TERM INCENTIVE PLAN

RESTRICTED SHARE AWARD AGREEMENT

RESTRICTED SHARE AWARD AGREEMENT by and between Alesco Financial Inc., a Maryland corporation (the “Company”), and             (the “Grantee”), dated as of the      day of                     , 200  .

WHEREAS, the Company maintains the Alesco Financial Inc. 2006 Long-Term Incentive Plan (as amended from time to time, the “Plan”);

AND WHEREAS, the Grantee is an                      of the Company;

AND WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Plan.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	Grant of Restricted Shares.

The Company hereby grants the Grantee              Restricted Shares of the Company, subject to the terms of the Plan and the following terms and conditions. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

2.	Restrictions and Conditions.

The Restricted Shares awarded to the Grantee shall be subject to the following restrictions and conditions:

(i) During the period of restriction with respect to Shares granted hereunder (the “Restriction Period”), the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign the Shares (or have such Shares attached or garnished); provided, however, that the Grantee may transfer the Shares to a trust established for the sole benefit of the Grantee’s immediate family so long as, prior to such transfer, such trust delivers a written instrument to the Company pursuant to which such trust agrees to be bound by the Restriction Period to the same extent as the Grantee. Subject to clause (iii) below, the Restriction Period shall begin on the date hereof and lapse                     .

Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the Restriction Period with respect to such Shares shall only lapse as to whole Shares.

(ii) During the Restriction Period, the Grantee shall have, in respect of the Restricted Shares, all of the rights of a holder of common shares of beneficial interest of the Company, including the right to vote the Shares and the right to receive dividends as and when such dividends are declared and paid by the Company (or as soon as practicable thereafter).

(iii) The effect on the Restriction Period of a termination of the Grantee’s service with the Company and a Change in Control (as defined in the Plan) shall be governed by the Plan. In addition, if the Grantee’s service with the Company is terminated by the Company for Cause (as defined in the Plan), then all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.

3.	Certain Terms of Shares.

(a)

The Grantee shall be issued a share certificate in respect of Shares awarded under this Agreement. Such certificate shall be registered in the name of the Grantee. The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Shares, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE ALESCO FINANCIAL INC. 2006 LONG-TERM INCENTIVE PLAN AND AN AWARD AGREEMENT APPLICABLE TO THE GRANT OF THE SHARES REPRESENTED BY THIS CERTIFICATE. COPIES OF SUCH DOCUMENTS ARE ON FILE IN THE OFFICES OF ALESCO FINANCIAL INC. LOCATED AT CIRA CENTRE, 2929 ARCH STREET, 17th FLOOR, PHILADELPHIA, PENNSYLVANIA 19104.

(b)	Share certificates evidencing the Shares granted hereby shall be held in custody by the Company until the restrictions thereon shall have lapsed, and, as a condition to the grant of any Shares, the Grantee shall have delivered a share power, endorsed in blank, relating to the Shares covered by such Award. If and when such restrictions so lapse, the share certificates shall be delivered by the Company to the Grantee or his designee.

4.	Miscellaneous.

(a)	THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b)	The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(c)	The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate, subject to the terms of the Plan. Without limiting the generality of the foregoing, and to the extent not inconsistent with the Plan, the Committee may interpret this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee shall be final and binding upon all persons.

(d)	All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 4(d).

(e)	The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(f)	Nothing in this Agreement shall confer on the Grantee any right to continue in the service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and their shareholders to terminate the Grantee’s service at any time.

(g)	This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

ALESCO FINANCIAL INC.

By:
Name:
Title:

[Grantee]